EXHIBIT 99.1
CONTACTS:
Sandy O’Halloran, investor relations
408.617.7639
sandy.ohalloran@palm.com
Marlene Somsak, media relations
408.617.7451
marlene.somsak@palm.com
Palm Reports Q2 FY06 Results
• Quarterly Revenue $444.6 M; Up 18% Year-over-year
• Company Achieves 36% U.S. Converged Device Market Share
SUNNYVALE, Calif., Dec. 20, 2005 – Palm, Inc. (Nasdaq: PALM) today reported revenue of $444.6 million in its second quarter of fiscal year 2006, ended Dec. 2, up 18 percent from the year-ago period.
“Achieving the eighth consecutive quarter of year-over-year double-digit revenue growth and growing our converged device market share to 36 percent in the United States(1) are significant accomplishments,” said Ed Colligan, president and chief executive officer of Palm. We’ll roll out the Palm Treo 700w smartphone based on Microsoft’s Windows Mobile, and we’ll announce three additional new smartphones during calendar year 2006.”
Net income was $260.9 million, or $5.02 per diluted share. Net income reflected the effect of a partial reversal of a deferred tax asset valuation allowance of $226.3 million. This compares to net income for the second quarter of fiscal year 2005 of $24.7 million, or $0.48 per diluted share.
Net income in the second fiscal quarter, on a non-GAAP(2) basis, totaled $24.4 million, or $0.47 per diluted share, excluding the effects of restructuring charges, amortization of intangible assets and deferred stock-based compensation, the related income tax provision, and the partial reversal of our valuation allowance against our deferred tax asset. This compares to non-GAAP net income in the second quarter of fiscal year 2005 of $27.2 million, or $0.53 per diluted share, which excluded the effects of amortization of intangible assets and deferred stock-

based compensation. Non-GAAP net income in the second quarter of fiscal year 2005 was calculated utilizing a tax rate of approximately 19 percent compared to the 40 percent tax rate in the second quarter of fiscal year 2006.
“During the second quarter we added seven new carriers to expand the geographic reach of our products, and for the first time we began selling Treo smartphones in China,” Colligan said. “We shipped more than 1 million Treo smartphones during the first half of fiscal year 2006, which is just shy of what we shipped in all of fiscal year 2005. With our strong market position, and excellent execution, I have confidence in our long-term growth opportunity.”
Fiscal Year 2006 Third Quarter Outlook
Based on current trends, Palm is providing its outlook for financial results in the third quarter of fiscal year 2006, ending March 3, 2006. At this time, the company expects:
•	Revenue in the range of $370 million to $375 million;

•	Gross margin between 33.0 percent and 33.5 percent;

•	Operating expenses between $100 million and $102 million on a GAAP basis and between $99 million and $101 million on a non-GAAP basis; and

•	Earnings per diluted share between $0.46 and $0.49 on a GAAP basis and between $0.31 and $0.33 on a non-GAAP basis, which excludes amortization of intangible assets and deferred stock-based compensation and reflects the difference between utilizing a 40 percent effective tax rate on a non-GAAP basis, compared to approximately 7 percent to 8 percent effective tax rate on a GAAP basis.
Strategic Highlights
During the second quarter of fiscal 2006, the company accomplished the following:

•	Announced the development of a next-generation Palm(R) Treo(TM) smartphone, the Treo 700w, which will be introduced to the marketplace in early calendar year 2006. This product is based on Windows Mobile 5.0 and runs on the Verizon Wireless EV-DO network;
•	Announced the availability of BlackBerry Connect capability in early 2006 for current and future Treo 650 smartphone users with service through certified carriers;
•	Opened its European Engineering Centre in Dublin, where engineers will develop custom software for Palm smartphones in close collaboration with mobile operators in the Europe/Middle East/Africa (EMEA) region;
•	Expanded business with seven new carriers during the quarter. They are Hutch in India; TIM in Brazil; TELUS Mobility in Canada; Entel in Chile; Alltel in the United States; and Telefonica/movistar and Iusacell, both in Mexico; and
•	Introduced two new handheld computers, the Palm TX, featuring integrated Wi-Fi and Bluetooth(R) wireless technologies and a large, high-resolution color screen, and the Palm Z22, an easy-to-use and compact color organizer priced to compete with paper organizer systems.
INVESTOR’S NOTE: The company will hold a conference call for the public today at 2 p.m. Pacific/ 5 p.m. Eastern to discuss matters covered in this news release. The dial-in number is 866.203.3436 with a passcode of 53266970 in the United States and 617.213.8849 for international callers, with the same passcode of 53266970. A telephonic replay of the conference call will be available through Dec. 27, 2005, beginning today at approximately 6 p.m. Pacific. The domestic dial-in number for the replay is 888.286.8010 and for international callers, it is 617.801.6888, with a passcode of 10980938 for both. The live conference call and slide presentation will be available over the Internet by logging onto the investor relations section of Palm’s website at http://ir.Palm.com. An audio replay and text transcript of the conference call also can be accessed at the same URL beginning today at approximately 6 p.m. Pacific.
NON-GAAP FINANCIAL MEASURES: To supplement the company’s consolidated financial statements presented in accordance with GAAP, Palm uses non-GAAP measures of certain components of financial performance, including operating income (loss), net income (loss) and per share data, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. These non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting of future periods and facilitating management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results. In addition, because Palm has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP financial measures may also be different from non-GAAP financial measures used by other companies. Consistent with the company’s practice, the non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Palm’s expected third quarter of fiscal year 2006 revenue, gross margin, operating expenses and earnings per share, its tax provision and tax rate, its growth opportunity and the introduction of new product and service offerings. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its products; possible defects in products and technologies developed; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; Palm’s ability to compete with existing and new competitors; Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements; Palm’s ability to utilize its net operating losses. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the fiscal quarter ended Sept. 2, 2005 and its Annual Report on Form 10-K for the fiscal year ended June 3, 2005. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

About Palm, Inc.
Palm, Inc., a leader in mobile computing, strives to put the power of computing in people’s hands so they can access and share their most important information. The company’s products for consumers, mobile professionals and businesses include Palm(TM) handheld computers, Palm Treo(TM) smartphones, Palm LifeDrive(TM) mobile managers, as well as software, services and accessories.
Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm Retail Stores and Palm online stores (http://www.palm.com/store).
More information about Palm, Inc. is available at http://www.palm.com.
(1) Canalys Research Shipment Data, Third Quarter Calendar 2005
(2) GAAP stands for Generally Accepted Accounting Principles.
Palm, Treo and LifeDrive are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Palm, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	Nov. 30, 2005	Nov. 30, 2004	Nov. 30, 2005	Nov. 30, 2004
Revenues	$444,633	$376,180	$786,833	$649,325
Costs and operating expenses:
Cost of revenues (*)	308,688	266,478	546,532	448,281
Sales and marketing	54,175	45,048	99,476	82,603
Research and development	31,144	20,407	60,110	38,975
General and administrative	11,800	11,312	20,705	21,111
Amortization of intangible assets and deferred stock-based compensation (**)	2,072	2,527	4,946	4,866
Restructuring charges	1,954	—	1,954	—

Total costs and operating expenses	409,833	345,772	733,723	595,836

Operating income	34,800	30,408	53,110	53,489
Interest and other income (expense), net	1,871	611	3,574	577

Income before income taxes	36,671	31,019	56,684	54,066
Income tax provision (benefit)	(224,218)	6,328	(222,382)	9,781

Net income	$260,889	$24,691	$279,066	$44,285

Net income per share:
Basic	$5.21	$0.51	$5.60	$0.92

Diluted (***)	$5.02	$0.48	$5.36	$0.86

Shares used in computing per share amounts:
Basic	50,076	48,381	49,852	48,005
Diluted	52,048	51,442	52,198	51,223

(*)	Cost of revenues does not include that portion of amortization of intangible assets and deferred stock-based compensation related to cost of revenues.

(**)	Amortization of intangible assets and deferred stock-based compensation:

Cost of revenues	$155	$351	$385	$663
Sales and marketing	1,535	1,714	3,580	3,368
Research and development	64	64	128	128
General and administrative	318	398	853	707

	$2,072	$2,527	$4,946	$4,866

(***)	Diluted net income per share accounts for the effect of the long-term convertible debt using the “if converted” method:

Numerator for basic net income per share	$260,889	$24,691	$279,066	$44,285
Effect of dilutive securities:
Interest expense on long-term convertible debt, net of taxes	263	—	525	—

Numerator for diluted net income per share	$261,152	$24,691	$279,591	$44,285

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Palm, Inc.
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended Nov. 30, 2005			Three Months Ended Nov. 30, 2004
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenues	$444,633	$—	$444,633	$376,180	$—	$376,180

Costs and operating expenses:
Cost of revenues (*)	308,688	—	308,688	266,478	—	266,478
Sales and marketing	54,175	—	54,175	45,048	—	45,048
Research and development	31,144	—	31,144	20,407	—	20,407
General and administrative	11,800	—	11,800	11,312	—	11,312
Amortization of intangible assets and deferred stock-based compensation (**)	2,072	(2,072)	—	2,527	(2,527)	—
Restructuring charges	1,954	(1,954)	—	—	—	—

Total costs and operating expenses	409,833	(4,026)	405,807	345,772	(2,527)	343,245

Operating income	34,800	4,026	38,826	30,408	2,527	32,935
Interest and other income (expense), net	1,871	—	1,871	611	—	611

Income before income taxes	36,671	4,026	40,697	31,019	2,527	33,546
Income tax provision (benefit)	(224,218)	240,497	16,279	6,328	—	6,328

Net income	$260,889	$(236,471)	$24,418	$24,691	$2,527	$27,218

Net income per share:
Basic	$5.21	$(4.72)	$0.49	$0.51	$0.05	$0.56

Diluted (***)	$5.02	$(4.55)	$0.47	$0.48	$0.05	$0.53

Shares used in computing per share amounts:
Basic	50,076	—	50,076	48,381	—	48,381
Diluted	52,048	(542)	51,506	51,442	—	51,442

(*)	Cost of revenues does not include that portion of amortization of intangible assets and deferred stock-based compensation related to cost of revenues.

(**)	Amortization of intangible assets and deferred stock-based compensation:

Cost of revenues	$155	$(155)	$—	$351	$(351)	$—
Sales and marketing	1,535	(1,535)	—	1,714	(1,714)	—
Research and development	64	(64)	—	64	(64)	—
General and administrative	318	(318)	—	398	(398)	—

	$2,072	$(2,072)	$—	$2,527	$(2,527)	$—

(***)	Diluted net income per share accounts for the effect of the long-term convertible debt using the “if converted” method:

Numerator for basic net income per share	260,889	(236,471)	24,418	24,691	2,527	27,218
Effect of dilutive securities:
Interest expense on long-term convertible debt, net of taxes	263	(263)	—	—	—	—

Numerator for diluted net income per share	$261,152	$(236,734)	$24,418	$24,691	$2,527	$27,218

The above non-GAAP amounts have been adjusted to eliminate amortization of intangible assets and deferred stock-based compensation, restructuring charges, and the change in the valuation allowance against our deferred tax assets and assumes a 40% effective tax rate which is the expected normalized rate for future years. Net income per diluted share amounts exclude the dilutive effect of the long-term convertible debt using the “if converted” method because on a non-GAAP basis it is anti-dilutive.
Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Palm, Inc.
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Six Months Ended Nov. 30, 2005			Six Months Ended Nov. 30, 2004
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenues	$786,833	$—	$786,833	$649,325	$—	$649,325
Costs and operating expenses:
Cost of revenues (*)	546,532	—	546,532	448,281	—	448,281
Sales and marketing	99,476	—	99,476	82,603	—	82,603
Research and development	60,110	—	60,110	38,975	—	38,975
General and administrative	20,705	—	20,705	21,111	—	21,111
Amortization of intangible assets and deferred stock-based compensation (**)	4,946	(4,946)	—	4,866	(4,866)	—
Restructuring charges	1,954	(1,954)	—	—	—	—

Total costs and operating expenses	733,723	(6,900)	726,823	595,836	(4,866)	590,970

Operating income	53,110	6,900	60,010	53,489	4,866	58,355
Interest and other income (expense), net	3,574	—	3,574	577	—	577

Income before income taxes	56,684	6,900	63,584	54,066	4,866	58,932
Income tax provision	(222,382)	247,816	25,434	9,781	—	9,781

Net income	$279,066	$(240,916)	$38,150	$44,285	$4,866	$49,151

Net income per share:
Basic	$5.60	$(4.83)	$0.77	$0.92	$0.10	$1.02

Diluted	$5.36	$(4.62)	$0.74	$0.86	$0.10	$0.96

Shares used in computing per share amounts:
Basic	49,852	—	49,852	48,005	—	48,005
Diluted (***)	52,198	(542)	51,656	51,223	—	51,223

(*)	Cost of revenues does not include that portion of amortization of intangible assets and deferred stock-based compensation related to cost of revenues.

(**)	Amortization of intangible assets and deferred stock-based compensation:

Cost of revenues	$385	$(385)	$—	$663	$(663)	$—
Sales and marketing	3,580	(3,580)	—	3,368	(3,368)	—
Research and development	128	(128)	—	128	(128)	—
General and administrative	853	(853)	—	707	(707)	—

	$4,946	$(4,946)	$—	$4,866	$(4,866)

(***)	Diluted net income per share accounts for the effect of the long-term convertible debt using the “if converted” method:

Numerator for basic net income per share	279,066	(240,916)	38,150	44,285	4,866	49,151
Effect of dilutive securities:
Interest expense on long-term convertible debt, net of taxes	525	(525)	—	—	—	—

Numerator for diluted net income per share	$279,591	$(241,441)	$38,150	$44,285	$4,866	$49,151

The above non-GAAP amounts have been adjusted to eliminate amortization of intangible assets and deferred stock-based compensation, restructuring charges, and the change in the valuation allowance against our deferred tax assets and assumes a 40% effective tax rate which is the expected normalized rate for future years. Net income per diluted share amounts exclude the dilutive effect of the long-term convertible debt using the “if converted” method because on a non-GAAP basis it is anti-dilutive.
Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Palm, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value amounts)
(Unaudited)

	November 30, 2005	May 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$181,350	$128,164
Short-term investments	255,512	234,535
Accounts receivable, net of allowance for doubtful accounts of $6,149 and $6,874, respectively	203,509	140,162
Inventories	30,995	35,544
Deferred income taxes	80,025	—
Investment for committed tenant improvements	5,196	6,182
Prepaids and other	13,387	8,225

Total current assets	769,974	552,812

Restricted investments	775	775
Land held for sale	60,000	—
Land not in use	—	60,000
Property and equipment, net	22,842	19,158
Goodwill	166,538	249,161
Intangible assets, net	26,463	30,373
Deferred income taxes	324,738	36,217
Other assets	1,461	1,536

Total assets	$1,372,791	$950,032

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$168,878	$135,720
Income taxes payable	52,979	8,441
Accrued restructuring	13,822	15,400
Provision for committed tenant improvements	5,196	6,182
Other accrued liabilities	194,779	156,009

Total current liabilities	435,654	321,752

Non-current liabilities:
Long-term convertible debt	35,000	35,000
Other non-current liabilities	13,158	12,257

Stockholders’ equity:
Preferred stock, $.001 par value, 125,000 shares authorized; none outstanding	—	—
Common stock, $.001 par value, 2,000,000 shares authorized; outstanding: 50,276 shares and 49,488 shares, respectively	50	49
Additional paid-in capital	1,435,657	1,406,935
Unamortized deferred stock-based compensation	(1,906)	(2,422)
Accumulated deficit	(545,185)	(824,251)
Accumulated other comprehensive income	363	712

Total stockholders’ equity	888,979	581,023

Total liabilities and stockholders’ equity	$1,372,791	$950,032

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.
Certain prior balances have been reclassified to conform to current quarter presentation.

Palm, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	Nov. 30, 2005	Nov. 30, 2004
Cash flows from operating activities:
Net income	$260,889	$24,691
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,038	3,728
Amortization	2,072	2,527
Deferred income taxes	(268,976)	—
Changes in assets and liabilities:
Accounts receivable	(75,018)	(85,802)
Inventories	7,273	(9,967)
Prepaids and other	(2,899)	(2,095)
Accounts payable	29,882	56,217
Income taxes payable	44,080	1,540
Accrued restructuring	(374)	(1,174)
Other accrued liabilities	25,630	34,010

Net cash provided by operating activities	26,597	23,675

Cash flows from investing activities:
Purchase of property and equipment	(4,792)	(4,853)
Purchase of short-term investments	(54,762)	(126,529)
Sale of short-term investments	62,191	91,637

Net cash provided by (used in) investing activities	2,637	(39,745)

Cash flows from financing activities:
Proceeds from issuance of common stock; employee stock plans	4,519	4,325

Net cash provided by financing activities	4,519	4,325

Change in cash and cash equivalents	33,753	(11,745)
Cash and cash equivalents, beginning of period (1)	147,597	101,466

Cash and cash equivalents, end of period (1)	$181,350	$89,721

Other cash flow information:
Cash paid for income taxes	$1,519	$2,005

Cash paid for interest	$8	$33

(1) In the third quarter of fiscal year 2005, the Company began to classify its investment in auction-rate securities as short-term investments. These investments were included in cash and cash equivalents in previous periods ($146.4 million at November 30, 2004 and $109.5 million at August 31, 2004), and such amounts have been reclassified in the accompanying financial statements to conform to the current period classification. This change in classification had no effect on the amounts of total current assets, total assets, net income or cash flow from operations of the Company.
Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.
Certain prior balances have been reclassified to conform to current quarter presentation.
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